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CUSIP No. 918270-10-9               13D              Page 15 of 19 Pages


                                EXHIBIT 3.2.2
                          UNION BANK OF SWITZERLAND

To:      Eddie Lee
         Intel Corporation
         2200 Mission College Blvd.
         Santa Clara, California  95052

Fax#:    408-765-1611

c/o:     UBS Securities Inc.
         299 Park Avenue
         New York, NY  10171
         USA

Date:    [Trade Date]

Ref#:    NYC0000010539

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Transaction" for the purposes of the 1991 ISDA Definitions.

This Confirmation supplements, forms part of, and is subject to, the following Master Agreement as amended and supplemented from time to time:

Dated as of:      15 April 1993

Between:          Union Bank of Switzerland

and:              Intel Corporation

All provisions contained or incorporated by reference in such Master Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation and the Master Agreement, this Confirmation will govern.

The Agreement and each Confirmation thereunder will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

                                1.

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CUSIP No. 918270-10-9                 13D                 Page 16 of 19 Pages


The terms of the Option Transaction to which this Confirmation relates are as follows:

GENERAL TERMS

Trade Date:                  ____________________

Option Style:                European

Option Type:                 Call Option

Option Seller:               Intel Corporation

Option Buyer:                Union Bank of Switzerland, London Branch

Underlying Security:         VLSI Technology Inc. Common Stock ("VLSI")

Underlying Currency:         US Dollars ("$")

Quotation Exchange:          The New York Stock Exchange, The American Stock
                             Exchange and NASDAQ National Market System.

Strike Price:                ____________________

Number of Option Units:      ____________________[Number of Shares/100]

Multiplier:                  100

Option Premium:              ____________________

Premium Payment Date:        ____________________, subject to adjustment in
                             accordance with the Following Business Day convention.

Exchange Business Day        A day on which the Quotation Exchange is open
                             for business and which the Underlying Securities are principally traded.

Seller Business Day:         Any day on which commercial banks are open for
                             business (including dealings in foreign exchange and foreign currency deposits) in New York and London.

Calculation Agent:           UBS jointly with Intel whose agreement to the
                             calculations and determinations provided by UBS shall not be unreasonably withheld.



                                2.

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CUSIP No. 918270-10-9                   13D                Page 17 of 19 Pages


PROCEDURE FOR EXERCISE

Expiration Date:             ____________________, or if that date is not an
                             Exchange Business Day, the first following day that is an Exchange Business Day.

Automatic Exercise:          An Option shall be deemed automatically exercised
                             on the Expiration Date if it is in-the-money.

Valuation Price:             The closing price of the Underlying Security on
                             the Quotation Exchange on which the Underlying
                             Securities are principally traded on the Expiration Date.

MARKET DISRUPTION PROVISIONS

Market Disruption Event:     A Market Disruption Event is the suspension or
                             material limitation of trading in the Underlying
                             Security on the Quotation Exchange on which the Underlying Securities are principally traded, as determined by the Calculation Agent. In the event that a Market Disruption Event occurs or is continuing to occur on the Expiration Date, the Expiration Date shall be moved to the next
                             Exchange Business Day on which there is no Market
                             Disruption Event, provided however, that in no case shall the Expiration Date be moved more than five Exchange Business Days from the original
                             Expiration Date.  Should the Market Disruption
                             Event continue for five consecutive Exchange
                             Business Days following the original Expiration
                             Date, the Valuation Price shall be determined by the Calculation Agent on such fifth Exchange
                             Business Day based upon the last closing price on the Quotation Exchange and in consultation with the Option Buyer. The Expiration Date shall then become the fifth Exchange Business Day following the original Expiration Date.

ADJUSTMENT EVENTS

Adjustments:                 In the event of a stock split, dividend other than
                             the ordinary, reorganization, merger or other corporate event involving the Company, the Strike
                             Price shall be subject to adjustment as follows;
                             During the life of this Option, if any adjustment is


                                3.
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CUSIP No. 918270-10-9                   13D                 Page 18 of 19 Pages



                             made by the Options Clearing Corporation or its successors ("OCC") in the terms of outstanding OCC-issued options ("OCC Options") on the Underlying Securities, a pro rata adjustment shall be made to the Strike Price and Number of Option Units of this Option as appropriate. No adjustment shall be made to the Strike Price and Number of Option Units to account for any event that does not result in an adjustment to the terms of outstanding OCC Options on such Shares. Without limiting the generality of the foregoing, no adjustment shall be made for any ordinary cash dividend; and If at any time during the life of this Option there shall be no outstanding OCC Options on the Company's common stock, and an event shall occur for which an adjustment might have been required under the OCC Adjustment Rules, interpretations and policies, the parties will then determine by applying, to the extent possible, the principles set forth in the OCC Adjustment Rules, whether to adjust the terms of the Option, and the nature of any such adjustment provided, however, that no adjustment of the Strike Price shall be required unless such adjustment would require an increase or decrease in such price of at least one U.S. cent.

CASH SETTLEMENT TERMS

Cash Settlement:             Seller shall pay to the Buyer the Cash Settlement
                             Amount, if any, on the Cash Settlement Payment
                             Date for all Options exercised, or deemed exercised subject.

Cash Settlement Amount:      An amount, as calculated by the Calculation Agent
                             on the Expiration Date being the greater of 0 and:

                             Units x Multiplier x (VL - K)

                             where:

                             Units = Number of Option Units (as defined above)

                             VL = Valuation Price (as defined above)

                             K = Strike Price (as defined above)


                                       4.

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CUSIP No. 918270-10-9                  13D                  Page 19 of 19 Pages


Cash Settlement
Payment Date:                Two Seller Business Days after the Expiration Date.

Transfer:                    Neither party may transfer any option, in whole or
                             in part, without the prior written consent of the non-transferring party.

Bilateral Collateral
Addendum:                    The obligations of the Option Seller under this
                             Transaction shall be secured in accordance with the provisions of the Bilateral Collateral
                             Addendum, dated April 15, 1993.

Payments to Seller:          Citibank, NY for account of Intel Corp.
                             Acct. # 38385954
                             ABA # 021000089

Payments to Buyer:           Chemical Bank, New York
                             for the account of UBS
                             A/C # ###-##-####
                             ABA # 021000128

Please confirm that the foregoing correctly sets forth the terms of the Transaction by executing the copy of this Confirmation enclosed for that purpose and returning it to the above address marked for the attention of G.
Broehl, 29th Floor.

Yours faithfully

By: /s/ R. Goldstein
R. Goldstein
Senior Vice President

By: /s/ L. Wood
L. Wood
Vice President

By:      /s/ Arvind Sodhani
Title:   Arvind Sodhani, Vice President and Treasurer
Date:    May 3, 1995
Intel Corporation



                                       5.